Exhibit 99.1


Contacts:

For More Information:
At Applied Imaging Corp:                                 At FRB/Weber Shandwick:
Barry Hotchkies, CFO                                     Jocelyn Hunter
408-562-0250                                             415-248-3433

FOR IMMEDIATE RELEASE:

                APPLIED IMAGING ANNOUNCES SECOND QUARTER RESULTS

Santa Clara, CA, July 31, 2003 - Applied Imaging Corp. (Nasdaq:AICX) today announced that revenues were $4.8 million in the second quarter of 2003, a decrease of 10% from the $5.3 million reported in the second quarter of 2002. Sales in the first half of 2003 were $10.2 million, the same level as reported in the first half of 2002.

The Company posted a net loss of $331,000 in the second quarter of 2003, or a loss of $0.02 per share, compared to $150,000 in net income, or $0.01 per share, in the second quarter of 2002. For the first half of 2003, the net loss was $599,000 ($0.04 per share) versus a net loss of $342,000 ($0.02 per share) in the first half of 2002. The Company generated cash from operations totaling $1.1 million in the first half of 2003 compared to consuming $1.4 million in cash during the first half of 2002.

"Clearly, we had a challenging quarter," said Carl Hull, Applied Imaging President and Chief Executive Officer. "Our sales for the quarter fell below expectations due primarily to the commercial consequences of the Warning Letter we received from the FDA concerning promotional issues with our Ariol(TM) system. While I am pleased that we were able to rapidly and satisfactorily respond to the questions raised by the FDA, we did lose or defer a limited number of U.S. clinical sales during the quarter as a result. We were, however, successful in selling our Ariol systems to the pharmaceutical, research and international markets."

"We also continue to make progress on several operational milestones for the year," continued Mr. Hull. "We will release a new version of our CytoVision(R) system in the third quarter that enhances our customers' productivity, particularly for new multi-parameter DNA probe assays. We have completed a new regulatory submission for a key cancer marker on the Ariol system and we plan to initiate clinical trials for two additional markers in the third quarter. Furthermore, our agreement with the Wellcome Trust Sanger Institute calls for the development of new applications, which will further expand the capabilities of our Ariol system and lead to promising new market opportunities that will drive our long-term growth. Finally, as a result of improved collections of our accounts receivables, we have maintained a positive cash flow from operations for the first six months of this year."

Applied Imaging Second Quarter Earnings Conference Call

Applied Imaging management will hold a conference call today at 11:00 A.M. EST to present an overview of the second quarter and first half results. The teleconference can be accessed by calling 303-262-2075 or 800-257-7063 at least
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five minutes prior to the beginning of the call. The webcast will be available live on the Internet at the Company's Web site, www.aicorp.com, under Investor Relations. A replay of the call will be available through August 6, 2003, by dialing 303-590-3000 or 800-405-2236, passcode 545116. A replay of the webcast will be available online through the Company's Web site for 30 days.

About Applied Imaging

Applied Imaging Corp., based in Santa Clara, California, is the leading supplier of automated imaging systems utilized in genetics and pathology laboratories throughout the world for the analysis of chromosomes in cancer and prenatal disorders. The Company markets a range of imaging systems for fluorescence and brightfield microscopy applications, including the Company's Ariol(TM), MDS(TM), SPOT(TM), CytoVision(R), PowerGene(R) and QUIPS(R) product lines. Applied Imaging has installed in excess of 3,000 systems in over 1,000 laboratories in more than 60 countries.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning the timing and success of the Company's new product and application launches, regulatory submissions and clinical trials are forward-looking statements within the meaning of the Safe Harbor. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a number of risks, uncertainties and other factors, including, but not limited to, those discussed in the Company's filings with the Securities and Exchange Commission, including the form 10-K for the year ended December 31, 2002. The forward-looking statements are made as of July 31, 2003 and Applied Imaging is under no obligation to revise or update the forward-looking statements.

For additional information on Applied Imaging visit the Company's website at http://www.aicorp.com.
                            -Financial Tables Follow-

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                     Applied Imaging Corp. and Subsidiaries
                 Condensed Consolidated Statements of Operations
                (Unaudited, in thousands, except per share data)

                                     Three months ended      Six months ended
                                          June 30,                June 30,
                                    --------------------   ---------------------
                                       2003       2002        2003        2002
                                    ---------  ---------   ---------   ---------

Revenues                             $ 4,815    $ 5,345    $ 10,230    $ 10,192
Cost of revenues                       2,001      2,031       4,165       3,836
                                    ---------  ---------   ---------   ---------
   Gross profit                        2,814      3,314       6,065       6,356
                                    ---------  ---------   ---------   ---------
Operating expenses:
   Research and development              934        856       1,781       1,678
   Sales and marketing                 1,790      1,700       3,645       3,436
   General and administrative            456        634       1,269       1,331
   Restructuring                           -          -           -         222
                                    ---------  ---------   ---------   ---------
     Total operating expenses          3,180      3,190       6,695       6,667
                                    ---------  ---------   ---------   ---------

Operating income (loss)                 (366)       124        (630)       (311)

Other income (expense), net               35         26          31         (31)
                                    ---------  ---------   ---------   ---------
Net income (loss)                     $ (331)     $ 150      $ (599)     $ (342)
                                    =========  =========   =========   =========

Net income (loss) per share
      - basic                        $ (0.02)    $ 0.01     $ (0.04)    $ (0.02)
      - diluted                      $ (0.02)    $ 0.01     $ (0.04)    $ (0.02)

Weighted average shares outstanding
      - basic                         15,940     15,851      15,927      15,739
      - diluted                       15,940     16,229      15,927      15,739

                      Condensed Consolidated Balance Sheets
                                 (In thousands)

                                                     June 30,      December 31,
                                                       2003            2002
                                                   ------------   -------------
                                                    (Unaudited)
ASSETS

Cash, restricted cash and
       cash equivalents                                $ 3,272         $ 3,053
Other current assets                                     7,435           9,203
Property and equipment, net                                864           1,014
Other assets                                             2,426           2,426
                                                   ------------   -------------
Total assets                                          $ 13,997        $ 15,696
                                                   ============   =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities                                    $ 7,892         $ 8,989
Other liabilities                                          275             333
Stockholders' equity                                     5,830           6,374
                                                   ------------   -------------
Total liabilities and stockholders' equity            $ 13,997        $ 15,696
                                                   ============   =============